UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 1, 2016

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 1, 2016, Ashford Prime OP General Partner LLC (the “General Partner”), a Delaware limited liability company and wholly-owned subsidiary of Ashford Hospitality Prime, Inc. (the “Company”), as general partner of Ashford Hospitality Prime Limited Partnership (“Ashford Prime OP”), entered into that certain Second Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership (the “Amended Partnership Agreement”). The Amended Partnership Agreement was amended to broaden the rights of the Company in Ashford Prime OP in several ways. The amendments will implement a process that will provide holders of Partnership Units (as defined in the Amended Partnership Agreement) the opportunity to vote together with the holders of the Company’s common stock, thereby aligning their economic and voting interests in the Company, as discussed in further detail below.

The Amended Partnership Agreement was approved by the General Partner and limited partners of Ashford Prime OP holding more than sixty-six and two-thirds percent (66 2/3%) of the Common Percentage Interests (as defined in the Amended Partnership Agreement). The amendments to the Amended Partnership Agreement implement the following primary changes:

•
The Specified Redemption Date (as defined in the Amended Partnership Agreement) has been changed from the third business day after the receipt by the General Partner of the notice of redemption to the fifth business day after the receipt of such notice;

•
The indemnification rights of the General Partner have been broadened to expressly include indemnification of indemnitees involved in any suit, action, inquiry, investigation or proceeding in which the indemnitees may be subpoenaed or otherwise requested to provide documents, information or testimony;

•
The obligation of Ashford Prime OP to advance fees, costs, expenses and disbursements to the General Partner has been made mandatory and such fees, costs, expenses and disbursements must be advanced within five business days after the receipt of a written request from the General Partner for such advancement;

•
The General Partner has been granted the power and authority to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against Ashford Prime OP, on such terms and in such manner as the General Partner may determine in its sole discretion;

•
The minimum number of Common Partnership Units (as defined in the Amended Partnership Agreement) for which a limited partner may exercise its Redemption Right (as defined in the Amended Partnership Agreement) has been increased to 2,000 Common Partnership Units;

•
The amount of time that the Company shall have to obtain Company stockholder approval if necessary for the delivery of Company common stock pursuant to the Redemption Right has been increased to 180 days and certain deadlines related thereto have been accordingly lengthened;

•
Any Partnership Loans (as defined in the Amended Partnership Agreement) to a limited partner must be paid within ten days after demand for payment is made by Ashford Prime OP and, if not paid within such time, the General Partner may elect to make the payment to Ashford Prime OP and shall succeed to all rights and remedies of Ashford Prime OP against the defaulting limited partner;

•
A limited partner is deemed to have provided any consent or approval required by the Amended Partnership Agreement if such partner fails to respond or object to a request from the General Partner for such partner’s consent with twenty days from its receipt of such request; and

•
The threshold for limited partners to call a special meeting of the partnership has been increased to sixty-six and two-thirds percent (66 2/3%) of the Common Percentage Interests (as defined in the Amended Partnership Agreement).

The Amended Partnership Agreement also includes a number of technical, procedural, conforming and clarifying changes.

As consideration for the limited partners of Ashford Prime OP to approve the Amended Partnership Agreement, the Company agreed to create and provide qualified limited partners the opportunity to purchase shares of Series C Preferred Stock of the Company (the “Series C Preferred Stock”). The Series C Preferred Stock will be permitted to vote alongside the holders of the Company’s common stock on all matters submitted to stockholders on a one-for-one as-converted basis but will otherwise have de minimis economic and other rights. The Series C Preferred Stock, with respect to rights upon the liquidation, winding-up or dissolution of the Company, ranks senior to the common stock, par value $0.01 per share, of the Company and junior to all other equity securities of the Company other than any securities whose terms provide that such securities rank on parity with the Series C Preferred Stock. The Series C Preferred Stock is not entitled to any regular or special dividends or other distributions from the Company. Upon the voluntary or involuntary dissolution, liquidation or winding up of the Company, the holders of shares of the Series C Preferred Stock then outstanding shall be entitled to receive, or to be paid out of, the assets of the Company legally available for distribution to its stockholders $0.01 per share of Series C Preferred Stock.

Limited partners of Ashford Prime OP may purchase one share of Series C Preferred Stock for each share of common stock of the Company that the Partnership Units held by such limited partners may be converted into. Limited partners of Ashford Prime OP that elect to purchase shares of Series C Preferred Stock are required to pay the applicable subscription price of $0.01 per share of Series C Preferred Stock and deliver to the Company an executed subscription agreement in the form provided by the Company. The shares of Series C Preferred Stock are not transferable without the prior consent of the General Partner and the Company and are automatically redeemed if a limited partner exercises its Redemption Right, forfeits its Partnership Units or otherwise disposes of or transfers any Partnership Units without the approval of the General Partner. Collectively, limited partners of Ashford Prime OP hold Partnership Units representing approximately 13.3% of Ashford Prime’s outstanding common stock on a fully-diluted, as-converted basis. As of February 1, 2016, there were approximately 4.375 million Partnership Units issued and outstanding and, accordingly, current holders of the Partnership Units would have the opportunity to purchase up to approximately 4.375 million shares of Series C Preferred Stock.

The foregoing summary of the Amended Partnership Agreement and the Series C Preferred Stock is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended Partnership Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01 and the Articles Supplementary for Series C Preferred Stock filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 3.02.    Unregistered Sales of Equity Securities.

The shares of Series C Preferred Stock to be issued to the limited partners of Ashford Prime OP will be offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).  The offer and sale of shares of Series C Preferred Stock to the limited partners of Ashford Prime OP is a privately negotiated transaction with the limited partners that does not involve a general solicitation.  The certificates representing the shares of Series C Preferred Stock contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration which has become effective under the Securities Act or pursuant to an exemption from such registration. The information set forth in Items 1.01 and 5.03 is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Amended Partnership Agreement, on February 1, 2016, the Company filed Articles Supplementary for the Series C Preferred Stock with the State Department of Assessments and Taxation of Maryland. See the description set forth under Item 1.01 for a more complete description of the rights and preferences of the Series C Preferred Stock. A copy of the Articles Supplementary for Series C Preferred Stock is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.    Other Events.

On February 2, 2016, the Company issued a press release announcing, among other things, the adoption of the Amended Partnership Agreement and the creation of the Series C Preferred Stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Articles Supplementary for the Series C Preferred Stock of Ashford Hospitality Prime, Inc., as filed with the State Department of Assessments and Taxation of Maryland on February 1, 2016
10.1	Second Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership
99.1	Press Release of Ashford Hospitality Prime, Inc., dated February 2, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 2, 2016

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer, General Counsel
and Secretary

Exhibit Index

Exhibit Number	Description
3.1	Articles Supplementary for the Series C Preferred Stock of Ashford Hospitality Prime, Inc., as filed with the State Department of Assessments and Taxation of Maryland on February 1, 2016
10.1	Second Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership
99.1	Press Release of Ashford Hospitality Prime, Inc., dated February 2, 2016